The Leading Innovator and Technology Platform for Digital Signage Advertising January 17, 2012 OTCBB: RVUE The industry’s smartest digital planning, buying, billing and direct response solution

2 This presentation contains “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . The statements contained in this presentation that are not purely historical are forward - looking statements . Forward looking statements give the Company’s current expectations or forecasts of future events . Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described . The Company is providing this information as of the date of this presentation and does not undertake any obligation to update any forward looking statements contained in this presentation as a result of new information, future events or otherwise . We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business . Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved . Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Annual Report of Form 10 - K for the year ended December 31 , 2010 filed with the SEC on March 1 , 2011 . Forward Looking Statement

3 Advertising agencies and media buying groups have adopted digital signage for one important factor: ability to target consumers with rich media 5M+ digital advertising screens globally 1.7M digital screens in the U.S. alone Rich digital signs are all around: Advertisers can now reach customers when they are on the go and ready to buy Digital Signage (DOOH) advertising is growing at double - digit rates; believed to be the third fastest growing medium in the world today due to: - The richness of the media - The ability to deliver over the internet - Price point to build digital networks at tipping point - The ability to target consumers on the go 5M+ digital advertising screens globally 1.7M digital screens in the U.S. alone - Gas pumps - Movie theaters - Medical offices - Restaurants - Airports - Casinos - Grocery Stores - Retail environments Digital Signage (DOOH) Advertising Market 3 our offerings demand - side platform digital distribution platform s trategic media services direct r esponse c ontent h ub

Solution • rVue is the gateway between Advertisers and Digital Signage (DOOH) networks • Our goal is to become the world’s largest marketplace for Digital Signage advertising • Our technology platform allows real - time purchases of advertising space, i.e. “inventory”, on Digital Signs across the U.S. • We enable media buyers to efficiently plan, buy, analyze and target their audiences across a range of venues…digital billboards, local movie theaters, elevators, gas station pumps, medical offices, restaurants, kiosks…all through scalable technology • Like Google, we provide real - time campaign analytics and feedback to advertisers that makes the ad space more valuable • Advertisers can reach large audiences through our connections to over 800,000 Digital Screens Leadership • Founded by Digital Signage (DOOH) advertising pioneer Jason Kates • Inspired by Google AdSense Technology Our Demand - Side Platform connects to over 800,000 digital signs across the U.S. We can deliver over 240 million daily impressions. Team Expert campaign strategists, traders, technologists, network specialists and marketers rVue – An Advertising Technology and Digital Media Services Company 5

The rVue DSP connects Digital Signage (DOOH) Networks with Advertisers and their Media Agency partne rs • The rVue DSP reaches 90% of the available market and can currently access over 240 million ad impressions a day • DSP connects directly with Ad and Media Agencies or through other platforms from media service firms like Donovan Data Systems (DDS) • DDS currently processes over $1 billion in Digital Signage (DOOH) ad billing for ad agency customers • DSP provides an arbitrage opportunity for rVue to leverage available digital signage “inventory” to corresponding advertising content (similar to a market maker) • DSP connects to over 175 digital signage networks controlling over 800,000 screens. • Through rVue, Advertisers can locate, research, plan, purchase and analyze digital sign networks, their locations, pricing, requirements and more rVue Demand Side Platform (DSP) 6

Previously, buying DOOH media was a manual, time and labor - intensive process Today advertisers buy billions of dollars of highly targeted advertising on the Internet through Google and Yahoo! N ow, through the rVue Demand Side Platform advertisers can easily plan and buy highly - targeted Digital Signage (DOOH) advertising and gain real - time analytics and campaign feedback Years ago, buying advertising on the Internet was fragmented and cumbersome… rVue is Inspired by Google AdSense 7

Advanced targeting tools can help you find and reach customers where they live, work and play 8 rVue Delivers the Audience 8 Daily Impressions by Audience Mindset * Automotive 132,578,000 Telecommunications 146,786,000 Lifestyle Services 129,022,000 Retail 127,003,000 Financial Services 105,930,000 Food & Beverage 146,469,000 Health & Wellness 25,141,000 Direct Response 82,856,000 Dining 127,123,000 Pharamaceutical 53,777,000 Entertainment 147,294,000 Travel & Tourism 119,556,000 Insurance 110,590,000 * As of January 12, 2012

38 venue categories Airports Arenas ATMs Amusement Parks Automotive Campuses Casinos Coffee Houses Concerts Convenience Stores Dental Offices Digital Billboards Doctor Offices Elevators Gas Stations Golf Courses Grocery Stores Health Clubs Hospitals /Clinics Ice Cream Shops Malls Mobile Charging Stations Movie Theaters Nightclubs / Bars Office Lobbies Other Gambling Pharmacies Quick Serve Restaurants Race Tracks Resorts /Hotels Restaurants Retail Stores Salons /Barber Shops Subway /Trains Theater /Live Performance Transportation Terminals Veterinary Clinics 9

Advanced Targeting Tools 10 The rVue DSP provides the: x Ability to search to target by keyword x Filtering capability allows targeting by: • Spot length • Audio capability • API connection • Minimum buy requirements • Display formats x Create media plan, insertion order and flight schedule x PowerPoint document output automated

The industry’s only source bringing advertisers and content providers’ compelling interactive media to digital o ut - of - home networks. • This interactive ad content includes embedded toll - free 800 numbers or Quick Response (QR) codes. QR codes can be scanned by smartphones and other connected devices • rVue and the Network owner share in the revenue generated from any “click - through” sale or transaction processed through the rVue platform • Multiple Opportunities include: Groupon, Scan & Jam and As - Seen - on - TV direct response advertising rVue Direct’s Content Hub 11

• rVue enables ad agencies and their brand clients the ability to distribute ad content to digital signage (DOOH) networks • Signed Letter of Intent with a premiere digital production and distribution service provider to jointly market and sell the “trafficking” distribution service to advertising industry clients. This provider already reaches over 5,000 advertisers and agencies with more than 25,000 online, radio, television, and print outlets across North America • Split revenue generated equally on this higher margin business • Jointly migrate the Digital Signage (DOOH) industry to the “Cloud” • rVue generates revenue from both the trafficking service and the ad content placement via the rVue DSP Campaign Management + Digital Distribution Platform 12

Campaign Management and Distribution that Scales • Cloud - based transcoding platform for limitless scale • Flexible systems handle any format in, any format out • In - house professional video systems ensure highest quality • API - based for automated distribution • Database driven tracking, tagging and reporting • Clip tracking links into proof of playback analytics Automated Distribution 13

rVue is Moving the Digital Signage Industry to the Cloud • rVue is working to revolutionize the Digital Signage (DOOH) industry by moving it off of digital network operator - owned servers and assets to pursue a “hosted” service model • This requires developing the necessary technology and infrastructure and leveraging relationships with partners like DDS and Billups Worldwide • rVue will utilize internet - streaming technologies to open up the digital ad inventories of media agencies and buying organizations • Reduce barriers to entry to millions of additional digital screens • rVue sees substantial opportunities for growth as it leads the migration of the Digital Signage (DOOH) industry to the Cloud 14

In the News: Digital Signage (DOOH) is on the Move 15

Industry Adoption x Over 175 digital signage networks across the United States and Canada x Representing over 800,000 digital screens & billboards and 38 venue types x A dedicated network team maintains network information daily x Proprietary API + Analytic programs with networks and software providers allow for real time data for those connected networks x Proprietary network ranking system x Integrated into global advertising software company x Launching proprietary rVue Beacon Ad Verification program for real - time campaign data 16

Key Executives



Jason Kates – Chief Executive Officer

Founder and CEO of rVue, Inc., Kates has been paving new ground in the DOOH industry for over 16 years. As the visionary behind rVue, Kates drives the company's mission to accelerate adoption by raising the standards of DOOH media. Kates is a member of DSF, DSA and a board member of DPAA's standards committee.



David Loppert – Chief Financial Officer

David has lent a hand in growing numerous multi-million dollar companies including, most recently, Surgical Outcome Support where David served as the Director, Executive V.P. and Chief Financial Officer.



Jennifer Bolt – SVP, Chief Strategy Officer

Bolt brings 22 years of media strategy experience to rVue, with the majority of her agency career being spent at Omnicom agencies. In her most recent role as Executive Director, Engagement Planning & Innovation at TracyLocke, Bolt led her team in client strategy across traditional, non-traditional and emerging media and was the champion of the agency's innovation initiative which evaluated and recommended new technologies and digital media platforms.



Dawn Rahicki – SVP, Chief Marketing Officer

With over 27 years as a marketing professional, Rahicki's experience includes founding and managing a results-oriented marketing and advertising firm and leading award-winning creative, marketing and account service teams for multi-million and multi-billion dollar companies. Various board and volunteer efforts include being past-president of the Advertising Federation of Greater Fort Lauderdale.



Jay Wilson – SVP, Chief Technology Officer

A leading technologist in the DOOH industry, Wilson has directed trafficking, operational, and system development teams through the process of creating automated, digital workflows for manual, analog tasks.

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Summary • rVue has established itself as the Demand Side Platform (DSP) for the Digital Signage (DOOH) advertising space • rVue is connected to more than 90% of the potential digital signage market in North America • rVue now reaches over 800,000 digital signage screens • rVue has taken a proven business model from the internet space and applied it to the expanding $2 billion Digital Signage (DOOH) market • Google successfully proved this model in internet advertising • rVue can target specific consumer demographics in highly - specified geographic areas and provide campaign feedback in real time • rVue is pursuing multiple avenues to generate revenue and expand the market • rVue DSP, rVue Direct/Content Hub, rVue DDM, rVue Cloud • rVue has opened its New York office and will open additional offices in the U.S. 18

Contacts

rVue Holdings Inc.
100 NE Third Ave, Suite 200
Fort Lauderdale, FL 33301

Jason Kates, CEO
jason.kates@rVue.com
954.525.6464 x201

David Loppert, CFO
dloppert@rvue.com
954.525.6464 x203

Dawn Rahicki, CMO
dawn.rahicki@rvue.com
954.525.6464 x206